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EXHIBIT 11.1
Computation of Earnings

                              WILLIS LEASE FINANCE CORPORATION
                             COMPUTATION OF EARNINGS PER SHARE

                                                                      Three months ended           Nine months ended
                                                                         September 30,                September 30,
                                                                   -------------------------     -------------------------
Income before extraordinary item                                      1997           1996           1997           1996
                                                                   ----------     ----------     ----------     ----------
Primary
     Earnings:
           Income to common shares before extraordinary item       $    1,451     $      434     $    3,732     $    2,001

     Shares:
          Weighted average number of common shares outstanding          5,741          3,425          5,709          3,215
                                                                   ==========     ==========     ==========     ==========
Primary earnings per common share before extraordinary item        $     0.25     $     0.13     $     0.65     $     0.62

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                        $    1,451     $      434     $    3,732     $    2,001
                                                                   ==========     ==========     ==========     ==========
     Shares:
          Weighted average number of common shares
          outstanding and common stock equivalents                      5,741          3,425          5,709          3,215
                                                                   ==========     ==========     ==========     ==========
Earnings per common share assuming full dilution                   $     0.25     $     0.13     $     0.65     $     0.62
                                                                   ==========     ==========     ==========     ==========
Net income
Primary
     Earnings:
          Net income to common shares:                             $    1,451     $      434     $    5,740     $    2,001
                                                                   ==========     ==========     ==========     ==========
     Shares:
          Weighted average number of common shares outstanding          5,741          3,425          5,709          3,215
                                                                   ==========     ==========     ==========     ==========
Primary earnings per common share                                  $     0.25     $     0.13     $     1.01     $     0.62

Assuming Full Dilution
     Earnings:
          Net income:                                              $    1,451     $      434     $    5,740     $    2,001
                                                                   ==========     ==========     ==========     ==========
     Shares:
          Weighted average number of common shares
         outstanding and common stock equivalents                       5,741          3,425          5,709          3,215
                                                                   ==========     ==========     ==========     ==========
Earnings per common share assuming full dilution                   $     0.25     $     0.13     $     1.01     $     0.62
                                                                   ==========     ==========     ==========     ==========
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